United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 15, 2026

SUNation Energy, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

171 Remington Boulevard Ronkonkoma, NY	11779
(Address of Principal Executive Offices)	(Zip Code)

(631) 750-9454

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	SUNE	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

MBB Energy Line of Credit Agreement

As previously disclosed, on April 14, 2025, SUNation Energy, Inc. (the “Company”) entered into a Secured Revolving Line of Credit Agreement (the “Line of Credit Agreement”) and Secured Revolving Line of Credit Agreement Note (“Line of Credit Note”) between the Company and MBB Energy, LLC, a New York limited liability company, pursuant to which the Company may request one or more loans of up to an aggregate principle amount $1,000,000 under this line of credit for a period of one (1) year (the “Term”) from the date or entry. Any loans drawn by the Company under this line of credit facility will carry interest on an annualized basis of 8%, payable monthly on the first day of each month thereafter. MBB Energy, LLC is an affiliate and related party of the Company by virtue of MBB Energy, LLC being an entity controlled by Messrs. Scott Maskin and James Brennan. During the Term, the Company may from time to time borrow, repay and reborrow all or part of the outstanding balance of the loans drawn thereunder on or after the date hereof and prior to the initial Maturity Date of April 15, 2026, subject to the terms, provisions and limitations set forth in the Agreement.

On April 14, 2026, the Board of Directors of the Company (the “Board”) agreed to amend the Line of Credit Agreement and the Line of Credit Note to extend the Maturity Date by six (6) months to October 15, 2026, and to increase the aggregate dollar capacity of the Line of Credit Agreement to a new aggregate total of $1,500,000.

On October 15, 2026, the Board agreed to further amend the Line of Credit Agreement (and Line of Credit Note as a result thereof) to extend the Maturity date to April 15, 2027, unless sooner repaid, amended or terminated.

The foregoing description of the amended Line of Credit Agreement and Line of Credit Note, in each case, does not purport to be complete and are qualified in their entirety by reference to the full text of the amendment to the Line of Credit Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including our ability to continue as a going concern, our financial condition, cash position, ability to maintain a stable and substantial residential and commercial regional solar installation business following the loss of federal residential tax credits, ability to execute on potential growth, diversification or other strategic transaction. Any or all of the forward-looking statements may turn out to be wrong or be affected by assumptions we make that later turn out to be incorrect, or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to our ability to maintain our listing on the Nasdaq Stock Market, continue as a going concern, , and the other risks set forth in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances unless required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment to Secured Revolving Line of Credit Agreement, dated October 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNATION ENERGY, INC.

	By:	/s/ James Brennan
James Brennan
Chief Financial Officer

Date: October 15, 2026

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